Exhibit 99.1

7550 Wisconsin Avenue, 10th Floor, Bethesda, MD 20814
PH 301.941.1500, FX 301.941.1553
www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

BETHESDA, MD, February 18, 2016 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter and year ended December 31, 2015. The Company’s results include the following:

	Fourth Quarter			Full Year
	2015	2014	% Var.	2015	2014	% Var.
	($'s in millions except per share/unit data)

RevPAR	$184.09	$184.52	-0.2%	$193.95	$191.22	1.4%
Hotel EBITDA Margin(1)	31.6%	31.3%		33.5%	32.3%
Hotel EBITDA Margin Change(1)	30 bps			118 bps

Total Revenue	$294.7	$269.8	9.2%	$1,216.6	$1,109.8	9.6%
EBITDA(1, 2)	$85.3	$79.4	7.4%	$370.6	$429.0	-13.6%
Adjusted EBITDA(1)	$89.5	$80.5	11.2%	$386.5	$343.8	12.4%
FFO(1)	$69.3	$61.9	12.0%	$304.3	$259.9	17.1%
Adjusted FFO(1)	$74.4	$63.0	18.1%	$321.1	$270.5	18.7%
FFO per diluted share/unit(1)	$0.61	$0.58	5.2%	$2.69	$2.48	8.5%
Adjusted FFO per diluted share/unit(1)	$0.66	$0.59	11.9%	$2.83	$2.58	9.7%
Net income attributable to common shareholders(2)	$23.5	$22.8	3.1%	$123.4	$197.6	-37.6%
Net income attributable to common shareholders per diluted share(2)	$0.21	$0.21	0.0%	$1.09	$1.88	-42.0%

(1) See tables later in press release, which list adjustments that reconcile net income attributable to common shareholders to earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations attributable to common shareholders and unitholders (“FFO”), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and pro forma hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release.
(2) Full year 2014 EBITDA and net income include $93.2 million of disposition gains from the 2014 sales of the Hilton Alexandria Old Town and Hotel Viking.

“The Company achieved all-time record performance in ADR, RevPAR, and hotel EBITDA margin, and further enhanced an already strong balance sheet during 2015,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “We are proud of each of these accomplishments; and with hotel EBITDA growing at a rate three times the magnitude of RevPAR in 2015, we were able to again demonstrate the efficiency of our operating model and drive another year of strong cash flow growth for the Company.”

Operating and Per Share Results
In order to demonstrate the stabilized run rate of the Company’s operations, the following information is presented excluding the impact of the union disruption at Park Central Hotel New York and WestHouse Hotel New York (collectively “PCNY/WH”) in August, September, and October 2015. The Company has estimated the negative impact based on the PCNY/WH actual results for August, September, and October 2015 versus their forecast for that period as of August 1, 2015. (For additional information regarding the union disruption, refer to the Company’s third quarter 2015 earnings press release.)

Fourth Quarter Results

▪
RevPAR: Room revenue per available room (“RevPAR”) for the quarter ended December 31, 2015 increased 0.9 percent to $186.13, as a result of a 1.4 percent increase in average daily rate (“ADR”) to $239.09 and a 0.6 percent decrease in occupancy to 77.8 percent.

▪	Hotel EBITDA Margin: The Company’s hotel EBITDA margin for the fourth quarter increased 72 basis points from the comparable prior year period to 32.0 percent.

▪	Adjusted EBITDA: The Company’s adjusted EBITDA was $91.5 million, an increase of 13.7 percent over the fourth quarter of 2014.

▪
Adjusted FFO: The Company generated fourth quarter adjusted FFO of $75.5 million, or $0.67 per diluted share/unit, compared to $63.0 million, or $0.59 per diluted share/unit, for the comparable prior year period, a per share/unit increase of 13.6 percent.

Full Year 2015 Results

▪
RevPAR: RevPAR increased 2.6 percent to $196.22, as a result of a 2.7 percent increase in ADR to $239.97 and a 0.1 percent decrease in occupancy to 81.8 percent. In 2015, the Company achieved its highest-ever reported ADR and RevPAR.

▪	Hotel EBITDA Margin: The Company’s hotel EBITDA margin was 34.0 percent, which was its highest-ever reported margin and represents an improvement of 165 basis points compared to 2014.

▪	Adjusted EBITDA: The Company’s adjusted EBITDA was $395.7 million, an increase of 15.1 percent over 2014.

▪	Adjusted FFO: The Company generated adjusted FFO of $326.4 million, or $2.88 per diluted share/unit, a per share/unit increase of 11.6 percent.

Investment Activity

▪	Hotel Acquisitions: The Company invested $446.3 million to acquire the following two fee simple assets:

•	Park Central San Francisco for $350.0 million on January 23, 2015; and

•	The Marker Waterfront Resort in Key West, FL for $96.3 million on March 16, 2015.

▪
New Mezzanine Loan: On July 20, 2015, the Company provided an $80.0 million junior mezzanine loan (the “Mezzanine Loan”) secured by equity interests in two hotels: Shutters on the Beach and Casa Del Mar, in Santa Monica, CA. The interest only Mezzanine Loan bears interest at a variable rate equal to LIBOR plus 775 basis points, which translates to 8.2 percent as of February 17, 2016. The Mezzanine Loan has an initial two-year term, with five one-year extension options. The Mezzanine Loan is subordinate to a $235.0 million first mortgage loan and a $90.0 million senior mezzanine loan secured by the properties that both also have an initial two-year term, with five one-year extension options.

▪
Capital Investments: The Company invested $142.0 million of capital in its hotels throughout the year, completing renovations at Sofitel Washington, DC Lafayette Square, The Grafton on Sunset in West Hollywood, Hilton San Diego Gaslamp Quarter, Villa Florence in San Francisco, Hyatt Regency Boston Harbor, Westin Philadelphia and the first phase of the rooms renovation at Westin Michigan Avenue in Chicago. During the year, the Company also created 18 new rooms, including 14 rooms in San Francisco and four rooms in San Diego, which is a significant value enhancement to those hotels. The average development cost per room was approximately $200,000, which is a considerable discount to replacement cost, particularly in high barrier to entry West Coast markets.

During the quarter, the Company invested $49.9 million of capital in its hotels. The Company commenced renovations at the Chaminade Resort and Conference Center in Santa Cruz, Hotel Solamar in San Diego, Hotel Amarano Burbank, Hotel Palomar, Washington, DC, The Liberty Hotel in Boston, Lansdowne Resort in Lansdowne, VA, and the second phase of the guestrooms at Westin Michigan Avenue in Chicago. The Company also closed Hotel Helix in Washington, DC on October 16, 2015, and plans to reopen the hotel in March 2016 as the Mason & Rook Hotel, after a complete renovation of the guestrooms, public spaces, and meeting space.

During 2016, the Company anticipates investing between $130.0 million and $170.0 million of capital in its hotels.

Balance Sheet and Capital Markets Activities
As of December 31, 2015, the Company had total outstanding debt of $1.4 billion, including $21.0 million outstanding on its senior unsecured credit facility. Total net debt to trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) was 3.6 times as of December 31, 2015 and its fixed charge coverage ratio was 5.0 times. For the fourth quarter, the Company’s weighted average interest rate was 3.1 percent. As of December 31, 2015, the Company had $5.7 million of cash and cash equivalents on its balance sheet and capacity of $751.4 million available on its credit facilities.

▪
Mortgage Refinancing: On July 20, 2015, the Company closed on a new $225.0 million loan secured by the Westin Copley Place. The interest rate will range from LIBOR plus 175 basis points to LIBOR plus 200 basis points, depending on Westin Copley Place’s net cash flow (as defined in the loan agreement). Due to strong net cash flow at Westin Copley Place during 2015, the interest rate dropped from LIBOR plus 200 basis points on July 20, 2015, to LIBOR plus 175 basis points as of December 31, 2015. Including three extension options, the loan matures in January 2021, pursuant to certain terms and conditions.

▪
Term Loan: On November 5, 2015, the Company closed on a new $555.0 million senior unsecured term loan, which matures in January 2021. The new term loan was swapped to an average all-in fixed interest rate of 2.95 percent. At closing, the Company concurrently paid off its $177.5 million senior unsecured term loan. The Company used the remaining net proceeds to temporarily pay off the majority of the balance on its $750.0 million senior unsecured credit facility. In the first quarter of 2016, the Company ultimately used $286.2 million of the remaining net proceeds from the new term loan to repay the mortgages on Westin Michigan Avenue, Indianapolis Marriott Downtown, and The Roger. For more details on the three mortgage repayments, refer to the Subsequent Events section of this press release.

▪
Share Repurchase: During the third quarter, the Company acquired 184,742 common shares through its share repurchase program at a cost of $5.7 million. The Company has not acquired any additional common shares since the third quarter of 2015. The Company has $69.8 million of capacity remaining in its share repurchase program.

Dividend
On December 15, 2015, the Company declared a fourth quarter 2015 dividend of $0.45 per common share of beneficial interest. The dividend represents an annual run rate of $1.80 per share and a 7.5 percent yield based on the closing share price on February 17, 2016.

Subsequent Events
On January 4, 2016, the Company prepaid the mortgages on Westin Michigan Avenue and Indianapolis Marriott Downtown, which had remaining balances of $131.3 million and $96.1 million, respectively. On February 11, 2016, the Company prepaid the mortgage on The Roger, which had a remaining balance of $58.8 million. The Company did not incur any prepayment penalties associated with these three mortgages. Pro forma for paying off the three mortgages in 2016, the Company has $307.2 million outstanding on its senior unsecured credit facility, which translates to $465.2 million of availability on its credit facilities. Pro forma for paying off the mortgages, the Company’s current weighted average interest rate is 2.5 percent.

2016 Outlook
As previously communicated, the Company does not intend to provide a forward-looking outlook for 2016.

Investor Presentation
An updated copy of the investor presentation is available under the Investor Relations section of the Company’s website at www.lasallehotels.com. This presentation includes new case studies. The previous case studies included in our 2014 Investor Day presentation and in our previous 2015 investor presentation are available on the Company’s website as well.

Earnings Call
The Company will conduct its quarterly conference call on Friday, February 19, 2016 at 10:00 AM eastern time. To participate in the conference call, please dial (800) 474-8920. Additionally, a live webcast of the conference call will be available through the Company’s website. A replay of the conference call webcast will also be archived and available online through the Investor Relations section of the Company’s website.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 47 hotels and a mezzanine loan secured by two hotels in Santa Monica, California. The properties are upscale, full-service hotels, totaling more than 12,000 guest rooms in 14 markets in 10 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Commune Hotels and Resorts, Destination Hotels, Davidson Hotel Company, the Kimpton Hotel & Restaurant Group, Accor, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s operating environment, renovation projects and certain debt maturities. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and

(ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #
Additional Contacts:
Bruce A. Riggins or Max D. Leinweber - 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share data)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Hotel operating revenues:
Room	$202,492	$186,096	$849,523	$773,801
Food and beverage	69,203	63,735	274,286	253,656
Other operating department	20,733	17,895	84,782	74,000
Total hotel operating revenues	292,428	267,726	1,208,591	1,101,457
Other income	2,257	2,081	7,993	8,321
Total revenues	294,685	269,807	1,216,584	1,109,778
Expenses:
Hotel operating expenses:
Room	54,942	49,457	215,944	196,952
Food and beverage	47,614	45,700	190,069	183,530
Other direct	3,707	5,300	17,514	23,800
Other indirect	74,055	64,584	301,004	264,508
Total hotel operating expenses	180,318	165,041	724,531	668,790
Depreciation and amortization	45,853	39,148	180,855	155,035
Real estate taxes, personal property taxes and insurance	16,107	14,595	65,438	57,805
Ground rent	3,912	3,648	16,076	14,667
General and administrative	6,256	6,028	25,197	23,832
Acquisition transaction costs	0	528	499	2,379
Other expenses	4,472	539	17,225	7,369
Total operating expenses	256,918	229,527	1,029,821	929,877
Operating income	37,767	40,280	186,763	179,901
Interest income	1,637	11	2,938	1,812
Interest expense	(13,543)	(13,585)	(54,333)	(56,628)
Loss from extinguishment of debt	(831)	0	(831)	(2,487)
Income before income tax benefit (expense)	25,030	26,706	134,537	122,598
Income tax benefit (expense)	1,508	(818)	1,292	(2,306)
Income before gain on sale of properties	26,538	25,888	135,829	120,292
Gain on sale of properties	0	0	0	93,205
Net income	26,538	25,888	135,829	213,497
Net income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(8)	(8)	(16)	(16)
Noncontrolling interests of common units in Operating Partnership	(32)	(79)	(261)	(636)
Net income attributable to noncontrolling interests	(40)	(87)	(277)	(652)
Net income attributable to the Company	26,498	25,801	135,552	212,845
Distributions to preferred shareholders	(3,042)	(3,042)	(12,169)	(14,333)
Issuance costs of redeemed preferred shares	0	0	0	(951)
Net income attributable to common shareholders	$23,456	$22,759	$123,383	$197,561

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income - Continued
(in thousands, except share data)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2015	2014	2015	2014
Earnings per Common Share - Basic:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.21	$0.22	$1.09	$1.89
Earnings per Common Share - Diluted:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.21	$0.21	$1.09	$1.88
Weighted average number of common shares outstanding:
Basic	112,633,429	105,550,157	112,685,235	104,188,785
Diluted	113,028,661	105,902,098	113,096,420	104,545,895

Comprehensive Income:
Net income	$26,538	$25,888	$135,829	$213,497
Other comprehensive income:
Unrealized gain (loss) on interest rate derivative instruments	2,935	(3,555)	(5,682)	(8,276)
Reclassification adjustment for amounts recognized in net income	1,625	1,113	4,835	4,410
	31,098	23,446	134,982	209,631
Comprehensive income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(8)	(8)	(16)	(16)
Noncontrolling interests of common units in Operating Partnership	(38)	(72)	(259)	(625)
Comprehensive income attributable to noncontrolling interests	(46)	(80)	(275)	(641)
Comprehensive income attributable to the Company	$31,052	$23,366	$134,707	$208,990

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit data)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income attributable to common shareholders	$23,456	$22,759	$123,383	$197,561
Depreciation	45,724	39,012	180,346	154,585
Amortization of deferred lease costs	75	86	294	347
Noncontrolling interests:
Noncontrolling interests in consolidated entities	8	8	16	16
Noncontrolling interests of common units in Operating Partnership	32	79	261	636
Less: Gain on sale of properties	0	0	0	(93,205)
FFO attributable to common shareholders and unitholders	$69,295	$61,944	$304,300	$259,940
Pre-opening, management transition and severance expenses(1)	3,796	6	13,508	3,884
Preferred share issuance costs	0	0	0	951
Acquisition transaction costs	0	528	499	2,379
Loss from extinguishment of debt	831	0	831	2,487
Non-cash ground rent	480	497	1,943	1,820
Mezzanine loan discount amortization	0	0	0	(986)
Adjusted FFO attributable to common shareholders and unitholders(3)	$74,402	$62,975	$321,081	$270,475
Weighted average number of common shares and units outstanding:
Basic	112,778,652	105,846,457	112,885,094	104,485,085
Diluted	113,173,884	106,198,398	113,296,279	104,842,195
FFO attributable to common shareholders and unitholders per diluted share/unit	$0.61	$0.58	$2.69	$2.48
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit	$0.66	$0.59	$2.83	$2.58

	For the three months ended		For the year ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income attributable to common shareholders	$23,456	$22,759	$123,383	$197,561
Interest expense	13,543	13,585	54,333	56,628
Loss from extinguishment of debt	831	0	831	2,487
Income tax (benefit) expense	(1,508)	818	(1,292)	2,306
Depreciation and amortization	45,853	39,148	180,855	155,035
Noncontrolling interests:
Noncontrolling interests in consolidated entities	8	8	16	16
Noncontrolling interests of common units in Operating Partnership	32	79	261	636
Distributions to preferred shareholders	3,042	3,042	12,169	14,333
EBITDA	$85,257	$79,439	$370,556	$429,002
Pre-opening, management transition and severance expenses(1)	3,796	6	13,508	3,884
Preferred share issuance costs	0	0	0	951
Acquisition transaction costs	0	528	499	2,379
Gain on sale of properties	0	0	0	(93,205)
Non-cash ground rent	480	497	1,943	1,820
Mezzanine loan discount amortization	0	0	0	(986)
Adjusted EBITDA(3)	$89,533	$80,470	$386,506	$343,845
Corporate expense	7,233	6,762	29,850	29,056
Interest and other income	(3,895)	(1,405)	(10,930)	(8,685)
Pro forma hotel level adjustments, net(2)	(1,597)	4,564	(4,164)	15,900
Hotel EBITDA(3)	$91,274	$90,391	$401,262	$380,116
(1) For the full year, pre-opening, management transition and severance expenses include $6.1 million for Park Central New York/WestHouse one-time disruption expenses that include guest relocation expenses, clean up, legal, and payroll; $2.1 million for Park Central San Francisco severance in the food and beverage department and brand transition; and $2.7 million for management transitions at three San Francisco properties.
(2) Pro forma to include the results of operations of the Park Central San Francisco under previous ownership for the comparable period in 2014, and exclude (i) the Hotel Viking and the Hilton Alexandria Old Town, which were sold during 2014, (ii) The Marker Waterfront Resort, which opened for business in December 2014, and (iii) the Mason & Rook Hotel for the period the hotel was closed for renovation in 2015 and the comparable period in 2014.

(3) For the three months ended December 31, 2015, union disruption at Park Central New York/WestHouse decreased adjusted EBITDA and hotel EBITDA by $2.0 million and adjusted FFO by $1.1 million. For the full year 2015, union disruption at Park Central New York/WestHouse decreased adjusted EBITDA and hotel EBITDA by $9.2 million and adjusted FFO by $5.3 million.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results - Pro Forma(1)
(in thousands)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Room	$199,877	$200,047	$840,557	$827,499
Food and beverage	69,060	68,590	273,484	268,055
Other	20,166	20,374	83,355	80,013
Total hotel revenues(2)	289,103	289,011	1,197,396	1,175,567

Expenses:
Room	54,371	54,017	214,072	215,434
Food and beverage	47,438	49,800	189,230	197,474
Other direct	3,641	5,451	17,139	24,480
General and administrative	25,284	24,059	100,291	92,942
Sales and marketing	19,936	19,391	82,996	78,778
Management fees	10,008	9,298	39,439	39,541
Property operations and maintenance	9,843	9,880	39,137	39,320
Energy and utilities	6,930	7,167	30,120	30,111
Property taxes	14,323	13,466	57,966	52,823
Other fixed expenses	6,055	6,091	25,744	24,548
Total hotel expenses	197,829	198,620	796,134	795,451

Hotel EBITDA(2)	$91,274	$90,391	$401,262	$380,116

Hotel EBITDA Margin(2)	31.6%	31.3%	33.5%	32.3%
(1) Pro forma to include the results of operations of the Park Central San Francisco under previous ownership for the comparable period in 2014, and exclude (i) the Hotel Viking and the Hilton Alexandria Old Town, which were sold during 2014, (ii) The Marker Waterfront Resort, which opened for business in December 2014, and (iii) the Mason & Rook Hotel for the period the hotel was closed for renovation in 2015 and the comparable period in 2014.
(2) For the three months ended December 31, 2015, union disruption at Park Central New York/WestHouse decreased total hotel revenues by $2.3 million and hotel EBITDA by $2.0 million, reducing the Company’s hotel EBITDA margin by 42 basis points. For the full year 2015, union disruption at Park Central New York/WestHouse decreased total hotel revenues by $10.5 million and hotel EBITDA by $9.2 million, reducing the Company’s hotel EBITDA margin by 47 basis points.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma(1)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2015	2014	2015	2014
Total Portfolio
Occupancy	77.4%	78.3%	81.1%	81.9%
Decrease	(1.1)%		(0.9)%
ADR	$237.76	$235.70	$239.11	$233.60
Increase	0.9%		2.4%
RevPAR	$184.09	$184.52	$193.95	$191.22
(Decrease) Increase	(0.2)%		1.4%
Note:
The following pro forma schedule shows operating data excluding the impact of the disruption caused by the hotel workers’ union during August, September, and October 2015 at Park Central New York/WestHouse.

	For the three months ended		For the year ended
	December 31		December 31
	2015	2014	2015	2014
Total Portfolio
Occupancy	77.8%	78.3%	81.8%	81.9%
Decrease	(0.6)%		(0.1)%
ADR	$239.09	$235.70	$239.97	$233.60
Increase	1.4%		2.7%
RevPAR	$186.13	$184.52	$196.22	$191.22
Increase	0.9%		2.6%

(1) Pro forma to include the results of operations of the Park Central San Francisco under previous ownership for the comparable period in 2014, and exclude (i) the Hotel Viking and the Hilton Alexandria Old Town, which were sold during 2014, (ii) The Marker Waterfront Resort, which opened for business in December 2014, and (iii) the Mason & Rook Hotel for the period the hotel was closed for renovation in 2015 and the comparable period in 2014.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma(1) - Continued
(in millions)
(unaudited)

Prior Year Operating Data (Entire Portfolio) - 2016 Comparable

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2015	2015	2015	2015	2015
Occupancy	74.2%	87.0%	85.4%	77.5%	81.1%
ADR	$221.10	$252.14	$246.33	$238.40	$240.35
RevPAR	$164.16	$219.31	$210.34	$184.83	$194.92

Total Hotel Revenues	$256.3	$338.1	$325.6	$292.0	$1,212.0
Less: Total Hotel Expenses	189.7	208.8	207.5	199.2	805.2
Hotel EBITDA	$66.6	$129.3	$118.1	$92.8	$406.8
Hotel EBITDA Margin	26.0%	38.3%	36.3%	31.8%	33.6%

(1) Pro forma to include the results of operations of the Park Central San Francisco under previous ownership and The Marker Waterfront Resort for the full year.  Pro forma to exclude the Mason & Rook Hotel during the first quarter and fourth quarter, for comparable purposes, due to the hotel being closed for renovation during the fourth quarter of 2015 and the first quarter of 2016.

LASALLE HOTEL PROPERTIES
RevPAR by Property - Pro Forma
(unaudited)

	For the year ended December 31,
Property Detail	2014	2015
Westin Copley Place	$223.69	$241.04
The Liberty Hotel(6)	$265.54	$273.16
Hyatt Regency Boston Harbor(5)	$169.56	$183.18
Onyx Hotel	$191.82	$211.04
Westin Michigan Avenue(5)(6)	$146.42	$153.33
Hotel Chicago	$125.81	$153.78
Indianapolis Marriott Downtown	$115.96	$117.12
Southernmost Beach Resort Key West	$303.53	$322.37
The Marker Waterfront Resort(1)(2)	—	$248.35
Chamberlain West Hollywood	$223.42	$225.52
Le Montrose Suite Hotel	$198.89	$205.48
The Grafton on Sunset(5)	$139.81	$124.71
Le Parc Suite Hotel	$192.47	$206.28
Hotel Amarano Burbank(6)	$187.30	$180.68
Viceroy Santa Monica	$316.32	$325.10
Park Central Hotel New York/WestHouse Hotel New York	$223.93	$191.89
Park Central Hotel New York/WestHouse Hotel New York Ex 2015 Union Impact	$223.93	$220.79
The Roger	$256.62	$243.17
Gild Hall	$216.62	$214.65
Westin Philadelphia(5)	$177.72	$180.75
Embassy Suites Philadelphia - Center City	$149.98	$157.51
The Heathman Hotel(1)	$161.58	$176.92
San Diego Paradise Point Resort and Spa	$162.22	$164.22
The Hilton San Diego Resort and Spa	$155.02	$168.30
L'Auberge Del Mar	$266.30	$298.58
Hilton San Diego Gaslamp Quarter(5)	$176.12	$193.27
Hotel Solamar(6)	$160.49	$167.37
Park Central San Francisco(1)	$262.23	$251.11
The Marker San Francisco	$232.50	$225.20
Hotel Triton	$194.46	$194.30
Harbor Court Hotel	$224.01	$227.94
Serrano Hotel	$164.37	$173.35
Villa Florence(5)	$187.77	$177.25
Hotel Vitale(1)	$321.16	$342.21
Chaminade Resort and Conference Center(6)	$136.07	$134.09
Hotel Deca	$119.57	$125.21
Alexis Hotel	$211.48	$218.20
Hotel Palomar, Washington, DC(6)	$181.49	$174.53
Topaz Hotel	$160.04	$160.67
Hotel Madera	$175.30	$181.78
The Donovan	$170.27	$178.94
Hotel Rouge	$156.92	$156.43
Hotel Helix(3)(6)	$145.16	$147.73
Hotel George	$196.39	$211.60
Sofitel Washington, DC Lafayette Square(5)	$248.68	$243.44
The Liaison Capitol Hill	$154.84	$154.67
Lansdowne Resort(6)	$109.55	$113.00

LASALLE HOTEL PROPERTIES
RevPAR by Property - Pro Forma - Continued
(unaudited)

	For the year ended December 31,
Market Detail	2014	2015	Variance %
Boston	$219.84	$234.70	6.8%
Chicago	$139.82	$153.47	9.8%
Los Angeles	$214.98	$217.67	1.3%
New York	$228.26	$202.12	-11.5%
New York Ex 2015 Union Impact	$228.26	$223.64	-2.0%
Philadelphia	$163.99	$169.25	3.2%
San Diego	$171.45	$182.54	6.5%
San Francisco	$236.70	$233.67	-1.3%
Seattle	$159.43	$165.54	3.8%
Washington, DC(7)	$179.05	$179.64	0.3%
Other(4)	$154.37	$160.19	3.8%

For the three months ended December 31, 2015
Market Detail	RevPAR Variance %
Boston	5.1%
Chicago	4.9%
Los Angeles	1.4%
New York	-9.0%
New York Ex 2015 Union Impact	-1.9%
Philadelphia	6.0%
San Diego	8.8%
San Francisco	-6.1%
Seattle	0.3%
Washington, DC(7)	-4.6%
Other(4)	6.6%

(1)	Pro forma to include operating results of the hotels under previous ownership.

(2)	Includes full year 2015. 2014 is not applicable because the resort opened for business in December 2014.

(3)	Hotel Helix closed for renovation on October 16, 2015 and will re-open in 2016 as the Mason & Rook Hotel. RevPAR information shown above is as of Q3 YTD for 2015 and 2014.

(4)
Other includes Indianapolis, IN, Portland, OR, Santa Cruz, CA, Lansdowne, VA, and Southernmost Beach Resort Key West. The Marker Waterfront Resort in Key West, FL is excluded from Other because the resort opened in December 2014.

(5)	Denotes a hotel that was under renovation in Q4 2014 - Q1 2015.

(6)	Denotes a hotel that was under renovation in Q4 2015.

(7)	Washington, DC RevPAR excludes Hotel Helix because the hotel closed for renovation on October 16, 2015.

LASALLE HOTEL PROPERTIES
Hotel EBITDA by Property - Pro Forma
(in millions)
(unaudited)

Property Detail	2010	2011	2012	2013	2014	2015
Westin Copley Place	$21.3	$23.5	$24.4	$25.8	$28.7	$32.7
The Liberty Hotel(1)	6.1	9.6	13.3	15.8	17.2	18.2
Hyatt Regency Boston Harbor	6.2	6.7	7.3	7.7	9.3	11.1
Onyx Hotel	1.7	2.3	2.6	2.6	3.1	3.6
Westin Michigan Avenue	14.7	15.8	16.7	16.0	18.0	19.4
Hotel Chicago(5)	5.5	5.3	7.3	8.4	8.5	10.4
Indianapolis Marriott Downtown	14.2	12.4	14.7	14.2	14.4	16.3
Southernmost Beach Resort Key West(1)	9.0	10.4	10.8	14.1	17.6	19.9
The Marker Waterfront Resort(1)(2)	—	—	—	—	—	4.8
Chaminade Resort and Conference Center	3.3	3.6	3.7	4.3	4.7	5.0
Chamberlain West Hollywood(1)	1.0	3.4	3.8	4.1	4.8	4.8
Le Montrose Suite Hotel	3.9	4.3	4.2	5.5	5.9	5.9
The Grafton on Sunset	1.9	2.2	2.2	2.0	1.5	0.9
Le Parc Suite Hotel	4.2	4.5	4.7	5.3	5.6	6.1
Hotel Amarano Burbank	2.0	2.4	3.3	4.2	4.7	4.4
Viceroy Santa Monica(1)	3.0	5.8	6.9	7.6	8.2	8.4
Park Central Hotel New York/WestHouse Hotel New York(1)	23.1	26.6	30.1	18.8	25.0	18.1
Park Central Hotel New York/WestHouse Hotel New York Ex 2015 Union Impact(1)	23.1	26.6	30.1	18.8	25.0	27.3
The Roger(1)	6.2	6.4	5.0	7.5	8.2	7.3
Gild Hall	4.2	3.7	3.9	3.7	3.9	3.8
Westin Philadelphia(1)	9.0	10.8	11.9	10.9	11.8	10.8
Embassy Suites Philadelphia - Center City(1)	5.0	5.4	6.6	6.9	7.3	8.0
The Heathman Hotel(1)	1.5	1.6	1.9	2.4	3.0	5.7
San Diego Paradise Point Resort and Spa	8.3	11.8	13.7	14.8	16.1	16.7
The Hilton San Diego Resort and Spa	4.4	4.7	5.2	5.5	7.0	7.9
L'Auberge Del Mar(1)	4.6	5.4	5.6	7.7	8.1	9.9
Hilton San Diego Gaslamp Quarter	7.6	8.5	8.8	8.9	9.5	10.5
Hotel Solamar	5.2	6.3	6.5	6.3	6.5	7.4
Park Central San Francisco(1)(4)	5.5	10.6	13.7	16.3	21.5	22.3
The Marker San Francisco(1)	3.3	5.3	5.7	6.9	7.7	7.6
Hotel Triton(1)	1.5	2.5	2.7	3.6	4.8	4.9
Harbor Court Hotel(1)	2.7	4.0	3.7	4.9	5.8	6.1
Serrano Hotel(1)	0.4	1.9	3.5	4.4	6.3	6.2
Villa Florence(1)	3.9	5.3	7.4	8.3	9.3	8.8
Hotel Vitale(1)	4.0	6.0	7.4	7.3	8.6	11.0
Hotel Deca	2.2	2.3	2.5	2.8	3.6	4.1
Alexis Hotel(5)	2.3	2.6	3.2	3.9	4.6	4.9
Hotel Palomar, Washington, DC(1)	9.4	10.3	10.6	10.5	9.8	9.5
Topaz Hotel	2.0	1.9	2.1	2.0	1.9	2.0
Hotel Madera	2.1	2.3	2.2	2.0	2.1	2.5
The Donovan	4.0	4.6	3.8	4.3	5.2	5.8
Hotel Rouge	2.4	2.9	2.9	2.8	2.8	3.1
Hotel Helix(3)	3.3	3.6	3.4	3.2	3.2	3.0
Hotel George	4.2	4.6	4.1	4.1	4.3	5.2
Sofitel Washington, DC Lafayette Square(1)	6.9	7.9	7.5	8.5	8.7	8.3
The Liaison Capitol Hill	7.6	9.3	9.1	8.6	4.4	6.9
Lansdowne Resort(5)	8.5	8.0	8.8	9.7	10.6	9.5
Total Portfolio(6)	$253.1	$299.3	$329.7	$345.3	$384.1	$405.1
Total Portfolio Ex 2015 Union Impact(6)	$253.1	$299.3	$329.7	$345.3	$384.1	$414.3

LASALLE HOTEL PROPERTIES
Hotel EBITDA by Property - Pro Forma - Continued
(in millions)
(unaudited)

Market Detail	2010	2011	2012	2013	2014	2015
Boston	$35.4	$42.0	$47.7	$51.8	$58.3	$65.6
Chicago	20.2	21.1	24.1	24.3	26.5	29.8
Los Angeles	16.0	22.5	25.1	28.8	30.7	30.6
New York	33.5	36.8	39.1	30.0	37.1	29.2
New York Ex 2015 Union Impact	33.5	36.8	39.1	30.0	37.1	38.4
Philadelphia	14.0	16.3	18.5	17.8	19.1	18.8
San Diego	30.0	36.7	39.8	43.3	47.1	52.4
San Francisco	21.4	35.6	44.1	51.7	64.1	66.8
Seattle	4.5	4.9	5.7	6.7	8.3	9.0
Washington, DC	41.7	47.3	45.8	46.1	42.5	46.4
Other(7)	36.5	36.1	39.9	44.8	50.3	56.5
Total Portfolio(6)	$253.1	$299.3	$329.7	$345.3	$384.1	$405.1
Total Portfolio Ex 2015 Union Impact(6)	$253.1	$299.3	$329.7	$345.3	$384.1	$414.3

(1)	Pro forma to include operating results of the hotels under previous ownership.

(2)	Includes full year 2015. Prior periods are not applicable because the resort opened for business in December 2014.

(3)	Hotel Helix closed for renovation on October 16, 2015 and will re-open in 2016 as the Mason & Rook Hotel.

(4)	Park Central San Francisco real estate tax expense increased $1.9 million from 2014 to 2015 as a result of the increased real estate tax assessment post-acquisition due to California’s Proposition 13.

(5)	EBITDA shown includes retail net operating income for Hotel Chicago and Alexis Hotel and golf income at Lansdowne Resort.

(6)	Total portfolio excludes The Marker Waterfront Resort. Totals may not foot due to rounding.

(7)	Other includes Indianapolis, IN, Portland, OR, Santa Cruz, CA, Lansdowne, VA, and Southernmost Beach Resort Key West.

LASALLE HOTEL PROPERTIES
Hotel EBITDA
(in thousands)
(unaudited)

	For the year ended December 31,
	2010	2011	2012	2013	2014	2015
Net (loss) income attributable to common shareholders	$(24,793)	$12,934	$45,146	$70,984	$197,561	$123,983
Interest expense(1)	36,504	39,704	52,896	57,516	56,628	54,333
Loss from extinguishment of debt	0	0	0	0	2,487	831
Income tax expense (benefit)(1)	3,424	7,081	9,062	470	2,306	(1,892)
Depreciation and amortization(1)	110,676	111,282	124,363	143,991	155,035	180,855
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	(191)	(2)	0	0	0	0
Noncontrolling interests in consolidated entities	0	0	0	17	16	16
Noncontrolling interests of common units in Operating Partnership	0	1	281	303	636	261
Distributions to preferred shareholders	26,754	29,952	21,733	17,385	14,333	12,169
EBITDA	$152,374	$200,952	$253,481	$290,666	$429,002	$370,556
Pre-opening, management transition and severance expenses	2,612	579	1,447	6,420	3,884	13,508
Preferred share issuance costs	0	731	4,417	1,566	951	0
Acquisition transaction costs	3,003	2,571	4,498	2,646	2,379	499
Gain on sale of properties	(29,162)	(760)	0	0	(93,205)	0
Impairment loss related to sale of properties	36,129	0	0	0	0	0
Non-cash ground rent	0	347	454	1,305	1,820	1,943
Mezzanine loan discount amortization	0	0	(1,074)	(2,524)	(986)	0
Adjusted EBITDA	$164,956	$204,420	$263,223	$300,079	$343,845	$386,506
Corporate expense	20,985	19,792	23,622	29,112	29,056	29,850
Interest and other income	(5,899)	(5,093)	(9,212)	(16,340)	(8,685)	(10,930)
Hotel level adjustments, net	(7,482)	(2,228)	(2,818)	(1,082)	(8,077)	(4,164)
Hotel EBITDA as reported in respective year	$172,560	$216,891	$274,815	$311,769	$356,139	$401,262

Acquisitions and dispositions adjustments	78,059	80,232	51,529	30,095	24,549	1,437
Non-hotel other income adjustments	2,503	2,164	3,362	3,423	3,383	2,382

Hotel EBITDA Pro Forma - all properties owned as of December 31, 2015 including prior to ownership	$253,122	$299,287	$329,706	$345,287	$384,071	$405,081

(1) Includes amounts from discontinued operations.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company's performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company's operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization and impairment writedowns, and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of its hotels and effectiveness of the third-party management companies operating its business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company's liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company's operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.
Adjustments for Union Disruption at PCNY/WH
In addition, the Company has presented adjusted FFO (including adjusted FFO per share/unit), adjusted EBITDA and hotel EBITDA excluding the impact of the union disruption at the PCNY/WH in August, September, and October 2015, which is a non-recurring item that the Company does not believe is reasonably likely to recur within two years.  The Company estimates the negative impact of the disruption based on the PCNY/WH actual results for August, September, and October 2015 versus their forecast for that period as of August 1, 2015.